As filed with the Securities and Exchange Commission on August 12, 2019.

Registration Statement No. 333-233067

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GUARDION HEALTH SCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	47-4428421
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, California 92128

Telephone: 858-605-9055

Telecopier: (858) 630-5543

(Address and telephone number of principal executive offices)

Michael Favish, Chief Executive Officer

15150 Avenue of Science, Suite 200

San Diego, California 92128

Telephone: 858-605-9055

Telecopier: (858) 630-5543

(Name, address and telephone number of agent for service)

Copies to:

David I. Sunkin, Esq. Sheppard, Mullin, Richter & Hampton LLP 333 South Hope Street, 43rd Floor Los Angeles, CA 90071 (213) 620-1780	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907-6457

EXPLANATORY NOTE

Guardion Health Sciences, Inc. (the “Registrant”) is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-233067) (the “Registration Statement”) to file Exhibits 4.3 and 4.5. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, and Exhibits 4.3 and 4.5. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.	Description
1.1+	Form of Underwriting Agreement
2.1	Asset Purchase and Reorganization Agreement dated as of September 29, 2017 (filed on Form 8-K on October 5, 2017)
3.1	Articles of Organization of P4L Health Sciences, LLC and restatement changing name to Guardion Health Sciences, LLC filed in California (filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
3.2	Articles of Conversion; Delaware and California (filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
3.3	Certificate of Incorporation in Delaware and amendment thereto (filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
3.4	Certificate of Amendment to Certificate of Incorporation filed and effective with the Delaware Secretary of State on January 30, 2019 (filed on Form 8-K on February 1, 2019)
3.5	Bylaws (filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
4.1	November 30, 2015 Warrant Agreement (filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
4.2+	Form of Pre-Funded Warrant
4.3 *	Form of Warrant
4.4+	Form of Underwriters’ Warrant
4.5*	Form of Warrant Agent Agreement
5.1+	Opinion of Sheppard, Mullin, Richter & Hampton, LLP
10.1	Lease for 15150 Avenue of the Sciences, Suite 200, San Diego California and amendments thereto (filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
10.2	Form of Restricted Unit Purchase Agreement from Round 3 Funding in 2013 (filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
10.3	Form of Bridge Loan from September 30, 2015 - January 25, 2016 (filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
10.4	Form of Indemnification Agreement (filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016)
10.5	Intellectual Property Assignment Agreement with David W. Evans and VectorVision, Inc. dated as of September 29, 2017 (filed on Form 8-K on October 5, 2017)
10.6	Consulting Agreement with David W. Evans dated as of September 29, 2017 (filed on Form 8-K on October 5, 2017)
10.7	Intellectual Property Purchase Agreement with David W. Evans dated as of September 29, 2017 (filed on Form 8-K on October 5, 2017)
10.8	Stock Purchase Agreement dated as of November 3, 2017 (filed on Form 8-K on November 7, 2017)
10.9	Form of November 2018 Stock Purchase Agreement (filed on Form 8-K on November 30, 2018)
10.10	Guardion Health Sciences, Inc. 2018 Equity Incentive Plan (filed with the Registration Statement on Form S-1/A with the SEC on January 7, 2019)
10.11	Employment Agreement between Guardion Health Sciences, Inc. and Michael Favish (filed on Form 8-K on December 27, 2018)
23.1+	Consent of Weinberg & Company, P.A., independent registered public accounting firm for Guardion Health Sciences, Inc.
23.2+	Consent of Sheppard, Mullin, Richter & Hampton LLP (included as Exhibit 5.1)
24.1+	Power of Attorney (included on signature page of this Registration Statement)

* filed herewith.

+ previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 12th day of August 2019.

GUARDION HEALTH SCIENCES, INC.

By:	/s/ Michael Favish
Name:	Michael Favish
Title:	Chief Executive Officer

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Favish	CEO, President and Chairman of the Board	August 12, 2019
Michael Favish	(Principal Executive Officer)

/s/ John Townsend	Chief Accounting Officer and Controller	August 12, 2019
John Townsend	(Principal Accounting and Financial Officer)

*	Director	August 12, 2019
Robert N. Weingarten

*	Director	August 12, 2019
Mark Goldstone

*	Director	August 12, 2019
David W. Evans

*	Director	August 12, 2019
Donald A. Gagliano

* By:	/s/ Vincent J. Roth
Vincent J. Roth, Attorney-in-fact